As filed with the Securities and Exchange Commission on June 23, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197046

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189608

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-185351

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-185349

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-177827

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172812

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147431

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147430

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-138807

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-129600

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-107508

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-74304

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-64064

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-90377

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-66401

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44147

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-44145

UNDER THE SECURITIES ACT OF 1933

ALEXION PHARMA LLC (successor in interest to SYNAGEVA BIOPHARMA CORP.)

(Exact name of registrant as specified in its charter)

Delaware	56-1808663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

SYNAGEVA BIOPHARMA CORP. 2014 EQUITY INCENTIVE PLAN

SYNAGEVA BIOPHARMA CORP. 2005 STOCK PLAN

SYNAGEVA BIOPHARMA CORP. EMPLOYEE STOCK PURCHASE PLAN

SYNAGEVA BIOPHARMA CORP. 2005 STOCK PLAN

1996 STOCK OPTION PLAN OF AVIGENICS, INC.

AMENDED TRIMERIS, INC. 2007 STOCK INCENTIVE PLAN

TRIMERIS, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

TRIMERIS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

TRIMERIS, INC. 1997 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Scott Phillips

President

Alexion Pharma LLC

33 Hayden Avenue

Lexington, Massachusetts 02421

(781) 357-9900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

John Moriarty Executive Vice President, General Counsel Alexion Pharmaceuticals, Inc. 352 Knotter Drive Cheshire, Connecticut 06410 (203) 272-2596	Daniel A. Neff Mark Gordon Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Synageva BioPharma Corp., a Delaware corporation (the “Registrant”), deregister all shares of the Registrant’s common stock, $0.001 par value per share (the “Shares”), remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-197046), pertaining to the registration of 3,500,000 Shares, issuable under the Synageva BioPharma Corp. 2014 Equity Incentive Plan, which was filed with the Commission on June 26, 2014.

•	Registration Statement on Form S-8 (No. 333-189608), pertaining to the registration of 1,500,000 Shares, issuable under the Synageva BioPharma Corp. 2005 Stock Plan, as amended, which was filed with the Commission on June 26, 2013.

•	Registration Statement on Form S-8 (No. 333-185351), pertaining to the registration of 150,000 Shares, issuable under the Synageva BioPharma Corp. Employee Stock Purchase Plan, which was filed with the Commission on December 7, 2012.

•	Registration Statement on Form S-8 (No. 333-185349), pertaining to the registration of 1,500,000 Shares, issuable under the Synageva BioPharma Corp. 2005 Stock Plan, which was filed with the Commission on December 7, 2012.

•	Registration Statement on Form S-8 (No. 333-177827), pertaining to the registration of 1,718,079 Shares issuable under the Synageva BioPharma Corp. 2005 Stock Plan or the 1996 Stock Option Plan of AviGenics, Inc., which was filed with the Commission on November 8, 2011.

•	Registration Statement on Form S-8 (No. 333-172812), pertaining to the registration of 700,000 Shares, issuable under the Amended Trimeris, Inc. 2007 Stock Incentive Plan, which was filed with the Commission on March 14, 2011.

•	Registration Statement on Form S-8 (No. 333-147431), pertaining to the registration of 250,000 Shares, issuable under the Trimeris, Inc. 2007 Employee Stock Purchase Plan, which was filed with the Commission on November 15, 2007.

•	Registration Statement on Form S-8 (No. 333-147430), pertaining to the registration of 1,000,000 Shares, issuable under the Trimeris, Inc. 2007 Stock Incentive Plan, which was filed with the Commission on November 15, 2007.

•	Registration Statement on Form S-8 (No. 333-138807), pertaining to the registration of 500,000 Shares, issuable under the Trimeris, Inc. Amended and Restated Stock Incentive Plan, which was filed with the Commission on November 17, 2006.

•	Registration Statement on Form S-8 (No. 333-129600), pertaining to the registration of 350,000 Shares, issuable under the Trimeris, Inc. Amended and Restated Stock Incentive Plan, which was filed with the Commission on November 9, 2005.

•	Registration Statement on Form S-8 (No. 333-107508), pertaining to the registration of 1,300,000 Shares, issuable under the Trimeris, Inc. Amended and Restated Stock Incentive Plan, which was filed with the Commission on July 31, 2003.

•	Registration Statement on Form S-8 (No. 333-74304), pertaining to the registration of 750,000 Shares, issuable under the Trimeris, Inc. Amended and Restated Stock Incentive Plan, which was filed with the Commission on November 30, 2001.

•	Registration Statement on Form S-8 (No. 333-64064), pertaining to the registration of 750,000 Shares, issuable under the Trimeris, Inc. Amended and Restated Stock Incentive Plan, which was filed with the Commission on June 28, 2001.

•	Registration Statement on Form S-8 (No. 333-90377), pertaining to the registration of 1,000,000 Shares, issuable under the Trimeris, Inc. Amended and Restated Stock Incentive Plan, which was filed with the Commission on November 5, 1999.

•	Registration Statement on Form S-8 (No. 333-66401), pertaining to the registration of 750,000 Shares, issuable under the Trimeris, Inc. Amended and Restated Stock Incentive Plan, which was filed with the Commission on October 30, 1998.

•	Registration Statement on Form S-8 (No. 333-44147), pertaining to the registration of 250,000 Shares, issuable under Trimeris, Inc. 1997 Employee Stock Purchase Plan, which was filed with the Commission on January 12, 1998.

•	Registration Statement on Form S-8 (No. 333-44145), pertaining to the registration of 852,941 Shares, issuable under the Trimeris, Inc. Stock Incentive Plan, which was filed with the Commission on January 12, 1998.

Pursuant to the Agreement and Plan of Reorganization, dated as of May 5, 2015 (the “Merger Agreement”), by and among Alexion Pharmaceuticals, Inc., a Delaware corporation (“Alexion”), Pulsar Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Alexion (the “Offeror”), Galaxy Merger Sub LLC, a Delaware limited liability company (“Merger Sub”) and direct wholly owned subsidiary of Alexion, and the Registrant, the Offeror was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a direct wholly owned subsidiary of Alexion. Following the Merger, the Registrant, as the surviving corporation of the Merger, was merged with and into Merger Sub, with Merger Sub surviving the merger under the name “Alexion Pharma LLC” and becoming the successor in interest to the Registrant (the “Surviving Company”). The Merger became effective on June 22, 2015.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Surviving Company, as the successor in interest to the Registrant, hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Surviving Company, as successor in interest to the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cheshire, State of Connecticut, on June 23, 2015.

ALEXION PHARMA LLC (as successor in interest to Synageva BioPharma Corp.)

By:	/s/ Scott Phillips
Name: Title:	Scott Phillips President

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Scott Phillips Scott Phillips	President (Principal Executive Officer)	June 23, 2015

/s/ Scott Phillips Scott Phillips	Treasurer (Principal Financial and Accounting Officer)	June 23, 2015

/s/ David Hallal David Hallal	Chief Executive Officer of Alexion Pharmaceuticals, Inc., as sole member of Alexion Pharma LLC	June 23, 2015

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